EXHIBIT 10.2

PURCHASE AGREEMENT

Series A Redeemable Participating Preferred Stock

     This Purchase Agreement (this “Agreement”) is entered into as of November 4, 2004 (the “Effective Date”) by and among HORIZON OFFSHORE, INC., a Delaware corporation (the “Company”) and the purchasers listed on the signature pages hereof (the “Purchasers”).

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. DEFINITIONS.

     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

          “Business Day” shall mean any day on which commercial banks are not authorized or required to close in New York, New York or in Houston, Texas.

          “Common Stock” shall mean the Company’s common stock, par value $1.00 per share, as constituted from time to time; provided, however, the Common Stock as constituted from time to time shall have only the voting powers and rights appurtenant to the Common Stock existing at the date hereof.

          “Effective Date” shall mean November 4, 2004.

          “March 2004 Registration Rights Agreement” has the meaning set forth in the Registration Rights Agreement.

          “NASDAQ” shall mean the Listing Qualifications Department of The Nasdaq Stock Market, Inc.

          “New Notes” shall mean $9,625,000 in aggregate principal amount of 18% subordinated secured notes, to be issued and sold by the Company to the Purchasers on the Effective Date contemporaneously with the issuance of the Shares.

          “Redemption” shall mean a redemption by the Company of all of the Shares with the issuance of the Warrants pursuant to Section 6(a)(ii)(B) of the Certificate of Designation.

          “Redemption Date” shall mean the date on which the Redemption occurs.

          “Registration Rights Agreement” shall mean the Registration Rights Agreement in the form of Exhibit C attached hereto.

          “Required Holders” has the meaning set forth in the Registration Rights Agreement.

          “Shares” shall mean shares of the Company’s Series A Redeemable Participating Preferred Stock, par value $1.00 per share.

          “Warrants” shall mean the Common Stock purchase warrants described in the Certificate of Designation to be issued by the Company in a Redemption, each of which shall be issued pursuant to a warrant certificate in the form of Exhibit B attached hereto (“Warrant Certificate”) with the blanks filled in appropriately.

     1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the Sections indicated below:

Defined Term	Section
“Bylaws”	4.4
“Certificate of Designation”	2.1
“Closing”	3.1
“Commission”	4.5
“Company Certificate”	4.4
“Company Stockholder Meeting”	6.2
“Exchange Act”	4.7
“Securities Act”	4.3

     2. AGREEMENT TO PURCHASE AND SELL STOCK

          2.1. Authorization.

               (a) The Company has authorized the issuance, pursuant to the terms and conditions of this Agreement, of 1,400 shares of the Company’s Series A Redeemable Participating Preferred Stock, par value $1.00 per share, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation, Preferences and Rights of the Series A Redeemable Participating Preferred Stock attached to this Agreement as Exhibit A (the “Certificate of Designation”).

               (b) The Board of Directors of the Company has authorized and approved the form of Warrant Certificate that the Company would issue and deliver to, and the form of Registration Rights Agreement that the Company would enter into with, the holders of Shares in a Redemption.

          2.2. Agreement to Purchase and Sell.

               (a) Subject to the terms and conditions hereof, on the Effective Date, the Company will issue and sell to the Purchasers, and the Purchasers, acting severally and not jointly, agree to purchase from the Company, in the aggregate 1,400 Shares at a price of $1.00 per share for an aggregate purchase price of $1,400.00.

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               (b) The number of Shares to be purchased by each Purchaser at the Closing, and the aggregate purchase price to be paid therefor by such Purchaser, are set forth on Schedule 1 hereto.

               (c) The purchase price for the Shares to be purchased by each Purchaser shall be paid by such Purchaser by delivery to the Company of its corporate or personal check.

     3. CLOSING; DELIVERIES.

          3.1. The Closing. The purchase and sale of the Shares hereunder shall be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana, Suite 4400, Houston, Texas 77002, on the Effective Date (the “Closing”).

          3.2. Closing Deliveries. At the Closing, the following shall occur:

               (a) The Company will deliver to each Purchaser a certificate representing the Shares to be purchased by such Purchaser hereunder bearing the legend set forth in Section 5(d).

               (b) Each Purchaser shall deliver payment to the Company of the full purchase price for the Shares purchased by such Purchaser by corporate or personal check.

               (c) The Company shall deliver to the Purchasers certified or other copies of all documents and instruments, in substance and form satisfactory to the Purchasers, incident to all corporate or other proceedings taken in connection with the transactions contemplated hereby.

               (d) The Company shall deliver to the Purchasers evidence satisfactory to the Purchasers that the Certificate of Designation shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shall have been filed with and accepted by the Secretary of State of the State of Delaware.

               (e) Each of Haynes and Boone, LLP (as to matters of enforceability under New York law) and Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (as to all other matters), counsel to the Company, shall have delivered to the Purchasers an opinion addressed to the Purchasers, each dated the date of Closing, and each in form and substance reasonably acceptable to each Purchaser.

     4. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to each Purchaser that:

          4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each

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jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

          4.2. Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement has been taken. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal.

          4.3. Valid Issuance. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non assessable. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and except as previously disclosed by the Company to the Purchasers in writing, all outstanding stock, options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

          4.4. Compliance with Other Instruments. The Company is not in, nor shall the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of the Company’s Certificate of Incorporation (the “Company Certificate”) or the Company’s bylaws (the “Bylaws”). The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company Certificate or Bylaws, or any mortgage, indenture, contract, agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any such subsidiary may be bound, or result in a violation of any statutes, laws, regulations or orders, or, subject to receipt of the stockholder approval contemplated by Section 6.2, the NASDAQ Marketplace Rules, or in the creation of any lien, charge or encumbrance upon any asset of the Company or any of its subsidiaries. The Company has obtained all agreements and waivers necessary or appropriate for the sale and purchase of the Shares.

          4.5. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any subsidiary thereof in writing to any Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby together with all information that has been furnished to or filed with the Securities and Exchange Commission (the “Commission”) by or on behalf of the Company or any subsidiary thereof pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is true and accurate in every material respect on the date as of which such information is dated or certified, in the case of any such information furnished in

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writing to any Purchasers, and as of the date of execution and delivery of this Agreement, and such information does not contain any untrue statement of a material fact and is not incomplete by omitting to state any material fact necessary to make such information not misleading. None of this Agreement, any document or written statement furnished to any of the Purchasers by or on behalf of the Company or any subsidiary thereof contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

          4.6. Registration Rights.

               (a) Except as disclosed in the Registration Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the Commission or any other governmental authority.

               (b) The Holders (as defined in the March 2004 Registration Rights Agreement) have validly and effectively (i) consented to the execution, delivery and performance by the Company of the Registration Rights Agreement and (ii) waived the requirements as to subordination in clause (b) of Section 7 of the March 2004 Registration Rights Agreement as such requirements would otherwise be applicable to the rights granted in the Registration Rights Agreement to the Holders (as defined therein).

          4.7 Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 5 below, the offer and sale of the Shares to the Purchasers are exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, represents and warrants to the Company:

          5.1 Securities Laws Matters.

               (a) It (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) is acquiring the Shares set forth in Schedule 1 attached hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and any applicable state securities laws; (iv) or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Company (including all reports filed with the Commission) and materials relating to the offer and sale of the Shares which have been requested by such Purchaser; such Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of the Company;

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provided, however, neither such inquiries nor any other due diligence investigations conducted by such Purchaser, or its representatives, if any, shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 4 above; and (v) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of its investment, and it is fully aware of and understands all the risks related to its purchase of the Shares.

               (b) It has all necessary power and authority to execute and deliver this Agreement; this Agreement has been duly authorized by it; assuming that this Agreement is the valid and binding agreement of each of the parties thereto, other than such Purchaser, this Agreement constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity.

               (c) It understands that the Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the Shares have not been and will not be registered under the Securities Act and that (i) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) to the Company, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (C) to an accredited investor in a transaction exempt from the registration requirements of the Securities Act, or (D) pursuant to an effective registration statement under the Securities Act, in each of cases (A) through (D) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (ii) such Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the Shares from it of the resale restrictions referred to in (i) above.

               (d) It understands that each certificate representing Shares will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS

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OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED EFFECTIVE AS OF NOVEMBER 4, 2004, AMONG HORIZON OFFSHORE, INC. (THE “COMPANY”) AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH IS ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THIS AGREEMENT AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF THIS AGREEMENT SHALL BE INVALID.

               (e) It understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               (f) Its principal executive offices are in the jurisdiction set forth immediately below such Initial Purchaser’s signature on the signature pages hereto.

               (g) It is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act).

               (h) It acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements; it agrees that if any of the acknowledgements, representations or agreements such Purchaser is deemed to have made in connection with its purchase of Shares is no longer accurate, it shall promptly notify the Company; if any Purchaser is purchasing Shares as a fiduciary or agent for one or more investor accounts, such Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgements, representations and agreements on behalf of each account.

          5.2 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Shares at such time that a registration statement under the Securities Act is in effect with respect to the legended security or upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

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     6. COVENANTS OF THE COMPANY. The Company covenants to the Purchasers as follows:

          6.1. Form D. The Company agrees to file Forms D with respect to the Shares as required under Regulation D promulgated by the Commission under the Securities Act and to provide copies thereof to the Initial Purchasers promptly after such filing.

          6.2. Company Stockholder Meeting. The Company shall, promptly after the Effective Date, take all actions necessary in accordance with federal securities laws, the Delaware General Corporation Law and the Company Certificate and the Bylaws to call, give notice of, convene and hold a special meeting of Company’s stockholders to be held on the earliest reasonably practicable date determined in consultation with the Purchasers to consider and vote on approval of the Redemption (the “Company Stockholder Meeting”), and the Company shall consult with the Purchasers in connection therewith; provided, however, if, prior to obtaining such approval, NASDAQ notifies the Company that it will suspend or terminate the inclusion of the Common Stock on the NASDAQ National Market because of the Company’s non-compliance with the NASDAQ Marketplace Rules as a result of the terms of the Shares, the Company shall not be required to obtain such stockholder approval. The Board of Directors of the Company shall recommend to the stockholders of the Company the approval of the Redemption and the issuance of the Warrants to the Purchasers and shall not withdraw or modify such recommendation in a manner adverse to the Purchasers or propose publicly to withdraw or so modify such proposal unless NASDAQ notifies the Company of its intent described in the foregoing sentence. The Company and the Board of Directors of the Company shall use all reasonable efforts to solicit from stockholders of Company proxies in favor of the approval of the Redemption and the issuance of the Warrants and Warrant Shares to the Purchasers and to secure such approval by the requisite vote.

          6.3 Redemption. If the Redemption is approved at the Company Stockholder Meeting, prior to issuing Warrant Certificates upon such Redemption, the Company shall enter into the Registration Rights Agreement with each holder of Shares to be issued Warrants and shall issue to each such holder a Warrant Certificate with the blanks filled in appropriately.

     8. MISCELLANEOUS

          8.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to provisions regarding choice of laws.

          8.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the Closing.

          8.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto including, in the case of each the Purchaser, any direct or indirect transferee of its Shares. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of each Purchaser.

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          8.4. Entire Agreement. This Agreement, the Exhibits and Schedule 1 hereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the parties with regard to the subject hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality agreements executed by the parties hereto prior to the Effective Date, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

          8.5. Notices. All notices hereunder shall be in writing or by telecopy (confirmed in writing) and shall be sufficiently given to the Purchasers or the Company if addressed or delivered to them at the following addresses:

If to any Purchaser:	To the address listed underneath such Purchaser’s name in the signature pages hereof.

with copies to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana, Suite 4400
Houston, Texas 77002
Attention: James L. Rice III
Telecopier No.: (713) 236-0822

and:	King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: Alexander G. Simpson
Telecopier No.: (212) 556-2222

If to the Company:	Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Attention: Executive Vice President and Chief Financial Officer
Telecopier No.: (713) 361-2677

with copies to:	Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170
Attention: William B. Masters
Telecopier No.: (504) 582-8012

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          8.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Required Holders.

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          8.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or any such Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Purchaser of any breach or default under this Agreement or any waiver on the part of the Company or any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchasers shall be cumulative and not alternative.

          8.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and no one of which need be executed by all parties, but all of which together shall constitute one instrument.

          8.10. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HORIZON OFFSHORE, INC.

By:	/s/ David W. Sharp

	Name:	David W. Sharp

	Title:	Executive Vice President

[Preferred Stock Purchase Agreement]

PURCHASERS:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., as General Partner

	By:	Braxton Associates, Inc., as General Partner

		By:	/s/ Elliot Greenberg

Elliot Greenberg
Vice President

Address: 712 Fifth Ave.
36th Floor
New York, New York 10019

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

	By:	/s/ Elliot Greenberg

Elliot Greenberg
Vice President

Address: 712 Fifth Avenue
36th Floor
New York, NY 10019

[Preferred Stock Purchase Agreement]

FALCON MEZZANINE PARTNERS, LP

By:	Falcon Mezzanine Investments, LLC, its General Partner

	By:	/s/ Eric Rogoff

Eric Rogoff
Director

Address: 60 Kendrick St.
Needham, MA 02494

[Preferred Stock Purchase Agreement]

SACC PARTNERS, LP

By:	/s/ Tom Kelleher

Tom Kelleher
General Partner

Address: 11100 Santa Monica Blvd.,
Ste. 800
Los Angeles, CA 90025

[Preferred Stock Purchase Agreement]

B. RILEY & CO., INC.

By:	/s/ Bryant Riley

Bryant Riley
Chairman

Address: 11100 Santa Monica Blvd.,
Ste 800
Los Angeles, CA 90025

[Preferred Stock Purchase Agreement]

LLOYD I. MILLER

/s/ Lloyd I. Miller

Address: 4550 Gordon Drive
Naples, FL 34102

[Preferred Stock Purchase Agreement]

MILFAM I, L.P.

By:	/s/ LLOYD I. MILLER

Lloyd I. Miller
Limited Partner

Address: 4550 Gordon Drive Naples, FL 34102

[Preferred Stock Purchase Agreement]

EXHIBIT B

FORM OF

HORIZON OFFSHORE, INC.

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF OCTOBER    , 2004, AMONG HORIZON OFFSHORE, INC. (THE “COMPANY”) AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER    , 2004, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate No.	WARRANT	, 20

To Purchase _________ Shares of Common Stock of
Horizon Offshore, Inc. (the “Company”)

           1. Number of Shares; Exercise Price; Term. This certifies that                                                           (“Holder”) is entitled, upon the terms and other conditions set forth herein, to acquire from the Company, in whole or in part, from time to time up to                     fully paid and nonassessable shares (the “Shares”) of common stock, $    par value per share, of the Company (“Common Stock”) at a purchase price per Share (the “Exercise Price”) equal to $[.     ], subject to adjustment as set forth below. The right to purchase the shares of Common Stock under this Warrant is exercisable immediately and shall remain exercisable until [insert the fifth anniversary of the issue date] (the “Exercise Period”).

          2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time during the Exercise Period by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company as set forth below the Company’s signature hereon (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company). Payment of the Exercise Price for the shares of Common Stock thereby purchased shall be made by cash, certified or cashier’s check or wire transfer payable to the order of the Company, at 10:00 a.m., Central Time, upon surrender of this Warrant and the Notice of Exercise. Thereupon, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of Shares of Common Stock as to which this Warrant is so exercised.

          3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

          4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company).

          5. Purchase Agreement. The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and were issued in redemption of outstanding shares of the Company’s Series A Redeemable Participating Preferred Stock (the “Series A Preferred Stock”) pursuant to Section 6 of the Certificate of Designation, Preferences and Rights of the Series A Redeemable Participating Preferred Stock (the “Certificate of Designation”), which Series A Preferred Stock was issued by the Company under a Purchase Agreement dated as of October    , 2004 (the “Purchase Agreement”), among the Company and the purchasers listed on the signature pages thereof, which Purchase Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the Holders of the Warrants. A copy of the Purchase Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

          6. Registration Rights. The holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of October    , 2004, among the Company and the purchasers listed on the signature pages thereof (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

          7. No Rights as Stockholders. This Warrant does not entitle the Holder as a holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

          8. Charges; Taxes and Expenses; Compliance with Securities Laws. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. By its acceptance of this Warrant Certificate, the Holder recognizes and agrees that the transfer of the Shares issued upon exercise of this Warrant will be subject to restrictions on transfer contained in the form of Notice of Exercise annexed hereto; upon the exercise of this Warrant, such restrictions will be binding and effective on the Holder to the same degree as if stated in their entirety herein; and certificates for such Shares shall bear the legend set forth in the form of Notice of Exercise annexed hereto.

          9. Transfer and Exchange of Warrant. The Company shall from time to time register the transfer of this Warrant, in whole or in part, in the registry maintained therefor in accordance with the terms of the Purchase Agreement. In the event that this Warrant is transferred in part, a new Warrant evidencing the portion of this Warrant that is not transferred shall be issued and delivered to the Holder hereof pursuant to the provisions of the Purchase Agreement. The registered holder of a Warrant will be treated as its owner for all purposes.

     If any transfer of all or a portion of this Warrant is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (i) the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the

Company, reasonably satisfactory in form, scope and substance to the Company, that this Warrant (or portion thereof) may be sold without registration under the Securities Act; (ii) the proposed transferee shall make an investment covenant reasonably satisfactory to the Company; and (iii) the proposed transferee shall agree that the Warrant issued to such transferee shall bear the legend set forth in Section 1.3(e) of the Purchase Agreement.

     Notwithstanding the foregoing provisions of this Section 9, the restrictions upon the transferability of this Warrant and the requirement to include the first two paragraphs of the legend set forth in Section 1.3(e) of the Purchase Agreement shall terminate as to this Warrant (i) when and so long as this Warrant shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such restrictive legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10 shall terminate as to this Warrant, the Holder thereof shall be entitled to receive from the Company a new Warrant bearing a legend consisting only of the third paragraph of the legend set forth in Section 1.3(e) of the Purchase Agreement.

     This Warrant is exchangeable, upon the surrender hereof by the Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange, in accordance with the terms of the Purchase Agreement.

          10. Loss; Theft: Destruction or Mutilation of Warrant. The Company will replace Warrants upon loss, theft, destruction or mutilation in accordance with the terms of the Purchase Agreement.

          11. Reservation of Common Stock; Rights. The Company will at all times that this Warrant is exercisable reserve and keep available, free from preemptive or similar rights, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to 120% of the maximum number of Warrant Shares which may then be deliverable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of the Holder. The Company or, if appointed, the transfer agent for shares of Common Stock, (the “Transfer Agent”) and every subsequent transfer agent for any Shares issuable upon the exercise of this Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 15. Before taking any action which would cause an adjustment pursuant to Section 15 to the maximum number of Shares deliverable upon the exercise of all outstanding Warrants to exceed the then authorized number of shares of Common Stock, the Company shall cause to be authorized additional shares of Common Stock such that such maximum number of shares of Common Stock deliverable upon exercise of all outstanding Warrants issued in redemption of the Series A Preferred Stock does not exceed the number of shares of Common Stock authorized pursuant to the Company’s

Certificate of Incorporation. Before taking any action which would cause an adjustment pursuant to Section 15 to reduce the Exercise Price of this Warrant below the then par value (if any) of the Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted. Each Share shall be accompanied by any rights (“Rights”) to which shares of Common Stock are then entitled, pursuant to the Rights Agreement dated as of January 11, 2002 between the Company and Mellon Investor Services, LLC, as Rights Agent, as amended, supplemented, modified or replaced from time to time (the “Rights Agreement”). The Company will at all times keep authorized, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Rights equal to the number of Rights issuable upon exercise of this Warrant. All such Rights shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued.

          12. Listing on Securities Exchanges, etc. The Company will maintain the listing of all Shares issuable or issued from time to time upon exercise of this Warrant on each securities exchange or market or trading system on which any shares of Common Stock are then or at any time thereafter listed or traded, but only to the extent and for such period of time as such shares of Common Stock are so listed.

          13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in New York, New York, or Houston, Texas, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday in New York, New York, or Houston, Texas (a “Business Day”).

          14. Adjustments and Termination of Rights. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)	Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

(b)	Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c)	Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired, in whole or in part, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d)	Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired, in whole or in part, shall pay a dividend with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(e)	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time while this Warrant remains outstanding and unexpired, in whole or in part, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash, evidences or indebtedness or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash, evidences of indebtedness or other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date a Notice of Exercise is delivered by the Holder, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 14 with respect to the rights of the Holder.
(f)	Adjustments for Deemed Issuance of Additional Shares of Common Stock. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any rights, warrants, options, securities or indebtedness or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Common Stock Equivalents shall be less than the current Exercise Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the current Exercise Price shall be adjusted as provided in Section 14(g) on the basis that the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and outstanding as of the date of issuance of such Common Stock Equivalents. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the current Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

(g)	Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company at any time while this Warrant remains outstanding and unexpired in whole or in part shall issue additional shares of Common Stock (including additional shares of Common Stock deemed to be issued pursuant to Section 14(f)) without consideration or for consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then (i) the current Exercise Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced, concurrently with such issue, to the lowest price per share for which any one additional share of Common Stock has been issued or deemed issued, with the value of any non-cash consideration for purposes of this adjustment to be as determined in good faith by resolution of the Company’s Board of Directors; provided, however, if such valuation is disputed by the Holder, and the Company and the Holder cannot by agreement resolve such dispute, the Company shall submit the dispute to an independent, reputable investment bank or valuation firm selected by the Company and approved by the Holder to make, at the Company’s expense, a determination of such valuation for purposes of this adjustment, which shall be binding upon the

Company and the Holder; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the current Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (i) of this Section 14(g) above.
(h)	Other Events. If any event occurs that would adversely affect the Holder’s rights but is not expressly provided for by this Section 14 (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors will make an appropriate adjustment in the Exercise Price and number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 14.

(i)	Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 14(c) or Section 14(d) hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

(j)	Excluded Issuances. Notwithstanding anything in this Section 14 to the contrary, no adjustment shall be made pursuant to this Section 14 with respect to any (i) issuance of shares of Common Stock upon exercise by holders of warrants issued on March 11, 2004, by the Company to purchasers of the Company’s 16% Subordinated Secured Notes or (ii) sale or issuance (including by exercise or conversion) of any Common Stock or Common Stock Equivalents in connection with any stock option plan, stock purchase plan or any other “employee benefit plan” as such term is defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) including, but not limited to, any employee benefit plan that may be exempted from some or all of the provisions of ERISA which plan is for the benefit of employees of the Company, in each case that has been approved by the Company’s stockholders after the date this Warrant is issued. Furthermore, no further adjustment to the number of shares for which this Warrant is exercisable and the current Exercise Price shall be made pursuant to Section 14(g) for any issuance of shares of Common Stock pursuant to any event described in Section 14(c) or (d) following the adjustment to the current Exercise Price and number of shares for which this Warrant is exercisable pursuant to such Sections 14(c) and (d) and Section 14(i) in connection with any such event.

          15. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 14 hereof, the Company shall issue and provide to the Holder a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment. The Company shall, upon the written request at any time of any Holder, promptly furnish or cause to be furnished to the Holder a certificate signed by its Chief Executive Officer and Chief Financial Officer setting forth (i) the Exercise Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or evidences of indebtedness or other property which then would be received upon the exercise of this Warrant, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder.

          16. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without giving effect to the conflict of laws principles thereof

          17. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Holder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

          18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

          19. Notices. All notices hereunder shall be in writing and shall be effective: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery, and addressed to the party to be notified at the address indicated in Section 8.5 of the Purchase Agreement.

          20. Entire Agreement. This Warrant, the forms attached hereto and any agreements specifically incorporated herein by reference contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     IN WITNESS WHEREOF, Horizon Offshore, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated:                    , 20

HORIZON OFFSHORE, INC.

By:

Name:
Title:

Address:
2500 CityWest Boulevard
Suite 2200
Houston, Texas 77042

NOTICE OF EXERCISE

To: Horizon Offshore, Inc.

1.	The undersigned hereby elects to purchase shares (the “Shares”) of common stock, $ par value per share, of Horizon Offshore, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment representation statement in form and substance satisfactory to legal counsel to the Company.

2.	The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for the undersigned’s own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes the undersigned has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

3.	The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.	The undersigned understands the certificates evidencing the Shares may bear the following legend:

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SAID SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF SAID SECURITIES AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SAID SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY

RULE I44 THEREUNDER (IF AVAILABLE), (III) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF SAID SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PURCHASE AGREEMENT, DATED AS OF OCTOBER , 2004, AMONG HORIZON OFFSHORE, INC. (THE “COMPANY”) AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER , 2004, AMONG THE COMPANY AND THE PURCHASERS LISTED ON THE SIGNATURE PAGES THEREOF, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

(b)	Any legend required by applicable state law.

5.	Please issue a certificate or certificates representing said Shares in the name of the undersigned.

[Name of Holder]

6.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

[Name of Holder]

[Signature]

2

EXHIBIT C

FORM OF

REGISTRATION RIGHTS AGREEMENT

AMONG

HORIZON OFFSHORE, INC.

AND

THE PURCHASERS LISTED ON

THE SIGNATURE PAGES HEREOF

Dated as of ___________, 200___

i

FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of    , 200   by and among HORIZON OFFSHORE, INC., a Delaware corporation (the “Company”), and the purchasers listed on the signature pages hereof (collectively, the “Purchasers”).

W I T N E S S E T H:

RECITALS.

     A. The Company, Highwood Partners, L.P. and Westgate International, L.P. have previously entered into a Registration Rights Agreement dated as of December 4, 1997. Such agreement is being amended as of the date hereof (as amended from time to time, the “1997 Registration Rights Agreement”).

     B. The Company and the holders of warrants to purchase Common Stock listed on the signature pages thereof have previously entered into a Registration Rights Agreement dated as of March 11, 2004 (as amended from time to time, the “March 2004 Registration Rights Agreement”).

     C. The Company and the purchasers listed on the signature pages thereof entered into the Purchase Agreement (as defined in Section 1), pursuant to which, among other things, such purchasers purchased the Preferred Stock (as defined in Section 1).

     D. In the Purchase Agreement, the Company agreed to execute and deliver this Agreement with the holders of Warrants (as defined in Section 1) upon the Redemption (as defined in Section 1).

     NOW, THEREFORE, in consideration of the recitals, of the Purchasers proceeding with the consummation of the transactions contemplated by the Purchase Agreement, and the mutual covenants hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

                         SECTION 1. Definitions.

          (a) Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     “1997 Registration Rights Agreement” is defined in the recitals.

     “Agreement” means this Registration Rights Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

     “Available Securities” is defined in Section 2(a).

     “Business Day” means any day which is neither a Saturday, a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

     “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

     “Company” is defined in the Preamble.

     “Current Market Price” means the daily market price of the Common Stock on any Trading Day. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange or the NASDAQ National Market on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or market, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or such market, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by NASDAQ or Pink Sheets LLC (formerly the National Quotation Bureau, Inc.), (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers (“NASD”) selected mutually by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     “Holders” means, collectively, the registered holders (including, initially, the Purchasers), from time to time, of Warrant Securities. Whenever the phrase “Holder of Registrable Securities” or any similar phrase is used herein, it shall also include any holders of the Warrants.

     “Indemnified Person” is defined in Section 5(a).

     “Indemnifying Person” is defined in Section 5(c).

     “Initial Request” is defined in Section 2(b).

     “Initial Requesting Holders” is defined in Section 2(b).

     “March 2004 Registration Rights Agreement” is defined in the Recitals.

     “NASD” means the National Association of Securities Dealers, Inc.

     “Person” means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     “Preferred Stock” means the Series A Redeemable Participating Preferred Stock, par value $1.00 per share, of the Company.

     “Prospectus” means each prospectus included as part of any Registration Statement, as amended or supplemented, including each preliminary prospectus and all material incorporated by reference in such prospectus.

     “Purchase Agreement” means the Purchase Agreement, dated as of October    , 2004, by and among the purchasers named therein and the Company, as amended, supplemented, restated or otherwise modified as of the date hereof.

     “Purchasers” is defined in the Preamble.

     “Redemption” means the redemption by the Company of all of the outstanding Preferred Stock with the Warrants pursuant to Section 6(a)(ii)(B) of the Certificate of Designations, Preferences and Rights of the Series A Redeemable Participating Preferred Stock filed with the office of the Secretary of State of the State of Delaware on October    , 2004.

     “Registrable Securities” means the Warrant Shares issued upon exercise or conversion of any Warrants, but excluding (i) shares that have been disposed of under a Registration Statement or any other effective registration statement, including in a transaction contemplated by Section 8, and (ii) shares sold pursuant to Rule 144 under the Securities Act.

     “Registration Expenses” is defined in Section 3(c).

     “Registration Request” is defined in Section 2(a).

     “Registration Statement” means any registration statement of the Company which covers Registrable Securities pursuant to Section 2 of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such registration statement and Prospectus and all exhibits and all material incorporated by reference in such registration statement.

     “Required Holders” means the Holders of Warrant Securities which when fully exercised or converted would represent at least two-thirds of the voting power of the Warrant Securities held by all of the Holders. The “Required Holders” of any subset of the Warrant Securities (or the Registrable Securities) shall mean the Holders of Warrant Securities which when fully exercised or converted would represent at least two-thirds of the voting power of such subset of the Warrant Securities (or Registrable Securities).

     “SEC” means the United States Securities and Exchange Commission.

     “Secondary Request” is defined in Section 2(b).

     “Securities Act” means the Securities Act of 1933, as amended from time to time.

     “Specified Registrable Securities” is defined in Section 2(a).

     “Stock” means any capital stock of the Company.

     “Trading Day” shall mean a day on which the principal stock exchange or the NASDAQ National Market on which the Common Stock is listed or admitted to trading is open for the transaction of business.

     “Warrant Securities” means, collectively, the Warrants and the Warrant Shares.

     “Warrant Shares” means the securities which a Holder may acquire upon exercise or conversion of a Warrant, together with any other securities which such Holder may acquire on account of any such Warrant Shares whether upon the making or paying of any dividend or other distribution on Common Stock, upon any split up of such Common Stock, upon a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, upon exercise of any preemptive right (or the exercise or conversion of any security which such Holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock or otherwise.

     “Warrants” means, collectively, each warrant to purchase one share of Common Stock for the Exercise Price (as defined in the Warrant Certificates evidencing such Warrants), together with any warrants issued in substitution therefor or replacement thereof.

          (b) Cross-References; Headings. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                         SECTION 2. Registration of Securities by the Company.

          (a) Piggyback Registration. If at any time or from time to time the Company shall propose to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on Form S-1, S-2 or S-3 (or on any other form for the general registration of securities) with respect to the class of securities represented by the Warrant Shares, the Company shall in each case:

          (i) promptly give written notice to each Holder at least thirty (30) days before the anticipated filing date, indicating the proposed offering price and describing the plan of distribution;

          (ii) include in such registration (and any related qualification under blue sky or other state securities laws or other compliance) and, at the request of any Holder, in any underwriting involved therein (and with respect to any offering pursuant to the 1997 Registration Rights Agreement), all the Registrable Securities specified by any Holder or Holders of Registrable Securities (the “Specified Registrable Securities”) in a written request (the “Registration Request”) delivered to the Company within twenty (20) days after receipt of such written notice from the Company; and

          (iii) if such offering is proposed to be underwritten, use its best efforts to cause the managing underwriter(s) of such proposed underwritten offering to permit the Specified Registrable Securities to be included in the Registration Statement for such offering on the same terms and conditions as any similar securities of the Company included therein.

Notwithstanding the foregoing, if the managing underwriter(s) of such an underwritten offering advise(s) the Holders of Specified Registrable Securities in writing that marketing considerations require a limitation on the securities, other than the securities the Company intends to sell, to be included in any Registration Statement filed under this Section 2 to a certain number of shares (the “Available Securities”), then the Company shall in such case be obligated to such Holders only with respect to such number of Available Securities; provided, however, that with respect to cutbacks in connection with an offering pursuant to the 1997 Registration Rights Agreement or the March 2004 Registration Rights Agreement, the Holders shall be treated on a pari passu basis with Holders under the 1997 Registration Rights Agreement and the March 2004 Registration Rights Agreement. The limitation on the number of Specified Registrable Securities will be imposed pro rata (based upon the ratio of the number of shares of Specified Registrable Securities which the managing underwriter(s) propose(s) to include at the anticipated offering price to the number of Specified Registrable Securities owned by each Holder) among all Holders of Specified Registrable Securities.

     Each Registration Request shall set forth the number or amount of Specified Registrable Securities. Except as provided by Section 2(b), notwithstanding any other provision of this Agreement to the contrary, neither the delivery of the notice by the Company nor of the Registration Request by any Holder shall in any way obligate the Company to file a Registration Statement and, notwithstanding such filing, the Company may, at any time prior to the effective date thereof, in its sole discretion, determine not to offer the securities to which the Registration Statement relates without liability to any of the Holders. No registration of Registrable Securities effected under this Section 2(a) shall relieve the Company of its obligation to effect the registration of Registrable Securities pursuant to Section 2(b).

          (b) Registration at Holder’s Request. Upon the written request (an “Initial Request”) of one or more Holders (the “Initial Requesting Holders”) of Warrant Securities constituting 25% or more of all Warrant Securities then outstanding made at any time requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Holders and specifying the intended method or methods of disposition of such Registrable Securities, the Company will give prompt (and in any case within ten (10) days) written notice of such requested registration and the intended method or methods of disposition thereof to all Holders of Warrant Securities and thereupon will expeditiously prepare and file a Registration Statement with respect to, and use its best efforts to effect the registration under the Securities Act, of:

          (i) the Registrable Securities which the Company has been so requested to register by the Initial Requesting Holders, for disposition in accordance with the intended method of disposition stated in such request, and

          (ii) all other Registrable Securities which the Company has been requested to register by the Holders of Warrant Securities by written request (a “Secondary Request”) delivered to the Company within twenty (20) days after receipt of such written notice from the Company.

     In any case where the Initial Requesting Holders specify that the intended method of disposition is to be an underwritten offering, the underwriter(s) for such offering shall be selected by the Company and shall be reasonably acceptable to the Initial Requesting Holders. Each registration requested pursuant to this Section 2(b) shall be effected by the filing of a Registration Statement on Form S-1, S-2 or S-3 (or on any other form for the general registration of securities) unless the use of a different form has been agreed upon in writing by the Company and the Initial Requesting Holders. The Company shall be obligated to cause a Registration Statement to be filed pursuant to the provisions of this Section 2(b) and to become effective under the Securities Act only three times with respect to one or more Initial Requesting Holders under this Section 2(b), provided, however, that the Company shall not be deemed to have caused a Registration Statement to be so filed and effective, and the Initial Requesting Holders shall not be deemed to have made such request, (1) unless a Registration Statement covering all Registrable Securities requested to be registered for sale in accordance with the method or methods of disposition specified shall have become effective or (2) if, after such Registration Statement has become effective, it is interfered with by any stop order, injunction or other order or requirement of the SEC, any other governmental agency or any court. The parties hereto agree that the Company shall be deemed to have been given an Initial Request by all Holders (and the period for giving a Secondary Request with respect thereto shall be deemed to have expired) on the date hereof with respect to a resale shelf registration statement covering the resale of all Warrant Shares from time to time. Whenever a registration requested by one or more Holders pursuant to this Section 2(b) is for an underwritten offering, unless the underwriter(s) of an underwritten offering object(s), the Company may include securities for offering by the Company or any other securityholders in such Registration Statement, it being understood that the Company’s right and such other securityholders’ right to inclusion shall be subordinate to, and not pari passu with, the rights of the Holders under this Section 2(b). If the managing underwriter(s) of any such underwritten offering advise(s) the Holders proposing to sell Registrable Securities in writing that marketing considerations require a limitation on the securities to be included in any Registration Statement filed under this Section 2 to a certain number of shares, then such Holders shall share pro rata in the number of Registrable Securities to be included in such underwritten offering, such sharing to be based on the respective numbers of Warrant Securities owned by such Holders and proposed to be included in such Registration Statement. From the date of receipt of a notice from requesting Holders pursuant to this Section 2(b) indicating that such Holders intend to sell securities in an underwritten offering until the completion of the period of distribution of the registration contemplated thereby, the Company will not effect any other registration of its Stock (whether for its account or that of any other securityholder).

          (c) Registration Procedures. If and when the Company shall be required by the provisions of this Section 2 to effect the registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

          (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters;

          (ii) prepare and, as expeditiously as possible but in any event within 30 days (60 days in the case of an underwritten offering) after the end of the applicable period within which requests for registration may be given to the Company pursuant to this Section 2, file with the SEC a Registration Statement and Prospectus covering such Registrable Securities; prepare and file such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to cause such Registration Statement to become effective or to keep such Registration Statement effective until such time as all of the Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method or methods of disposition set forth in such Registration Statement or Prospectus; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the Holders thereof set forth in such Registration Statement or Prospectus;

          (iii) promptly notify the selling Holders of Registrable Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

     (a) of the filing of the Prospectus or any supplement to the Prospectus and of the effectiveness of the Registration Statement and/or any post-effective amendment,

     (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

     (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

     (d) of the Company’s becoming aware at any time that the representations and warranties of the Company contemplated by paragraph (xiv)(a) below have ceased to be true and correct,

     (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

     (f) of the existence of any fact which, to the knowledge of the Company, results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any qualification referred to in paragraph (iii)(e) at the earliest possible moment;

          (v) if reasonably requested by the managing underwriter(s) or the Required Holders of the Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement to the Prospectus or post-effective amendment to the Registration Statement such information as the managing underwriter(s) or the Required Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Prospectus or post effective amendment to the Registration Statement as soon as notified of the matters to be incorporated in such supplement to the Prospectus or post-effective amendment to the Registration Statement;

          (vi) at the request of any selling Holder of Registrable Securities, furnish to such selling Holder of Registrable Securities and the managing underwriter(s), if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

          (vii) deliver to each selling Holder of Registrable Securities and the managing underwriter(s), if any, without charge, as many copies of the Registration Statement, each Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such Registration Statement; the Company consents to the use of each Prospectus and any supplement thereto by each of the selling Holders of Registrable Securities and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by each Prospectus or any supplement thereto;

          (viii) prior to any public offering of Registrable Securities, register or qualify or reasonably cooperate with the selling Holders of Registrable Securities, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s) reasonably request(s) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

          (ix) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

          (x) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (xi) if any fact contemplated by paragraph (iii)(b) or (iii)(f) above shall exist, promptly notify each Holder on whose behalf Registrable Securities have been registered and promptly prepare and furnish to such Holders a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference and promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither the Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the Company shall furnish to the Requesting Holders a certificate signed by the Company’s Chairman of the Board stating that in his good faith judgment such actions would be detrimental or otherwise disadvantageous to the Company or its stockholders, the Company may delay such actions for as short a period as reasonably necessary to remove such detrimental condition, not to exceed 30 days in any instance.

          (xii) cause all Registrable Securities covered by the Registration Statement to be (A) listed on each securities exchange on which securities of the same class are then listed or (B) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

          (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities covered by the Registration Statement and provide the applicable transfer agent with printed certificates for such Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

          (xiv) enter into customary agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities; and in such connection, except as otherwise provided:

     (a) in an underwritten offering, make such representations and warranties to the Holders selling such Registrable Securities and the underwriters, in form, substance and scope as are customarily made by issuers to selling securityholders and underwriters in similar underwritten offerings;

     (b) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Required Holders of the Registrable Securities being sold;

     (c) in connection with any underwritten offering, obtain so called “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

     (d) if an underwriting agreement is entered into, cause the same to include indemnification and contribution provisions and procedures substantially similar to those set forth in Section 5, subject to revisions the underwriters shall reasonably request, with respect to all parties to be indemnified pursuant to said Section 5; and

     (e) deliver such documents and certificates as may reasonably be requested by the Required Holders of the Registrable Securities being sold, or the managing underwriter(s), if any, to evidence compliance with this paragraph (xiv) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

the foregoing to be done upon each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling Holder of Registrable Securities in connection with the disposition of Registrable Securities pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

          (xv) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

          (xvi) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, as soon as practicable, but in no event later than thirty (30) days after the end of the 12 calendar month period commencing after the effective date of the Registration Statement;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter; and

          (xviii) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus (other than a Registration Statement or Prospectus relating to a “shelf” offering) , upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Registrable Securities, and to the managing underwriter(s), if any, and make the Company’s representatives available for discussion of such document.

          (d) Registration Default. If any of the following events occurs (each, a “Registration Default”), the Company shall make payments to the Purchasers (“Registration Default Payments”), pro rata based upon the number of Warrants held by each, calculated at a per annum rate equal to the one-year Libor, as published in the “Money Rates” column in The Wall Street Journal, as of the day such default commences plus 3.0% (based upon a year of 360 days) on the daily average Current Market Price during the period from and including the date the Registration Default occurs until the date that such default is cured, of the aggregate Warrant Shares of each such holder:

          (i) If by the date which is 60 days after the date hereof, the resale shelf registration statement deemed requested pursuant to Section 2(b) has not been filed with the Commission;

          (ii) If by the date which is 120 days after such registration statement has been filed with the Commission, such registration statement is not declared effective by the Commission; or

          (iii) If after such registration statement is declared effective (A) such registration statement thereafter ceases to be effective; or (B) such registration statement or the related prospectus ceases to be usable (except as permitted in Section 2(e)) in connection with resales of Warrant Shares because either (1) any event occurs as a result of which the related prospectus forming part of such registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such registration statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

     Registration Default Payments shall be due and payable in cash upon demand from any Purchaser.

          (e) No Payments in Certain Circumstances. A Registration Default referred to in Section 2(d)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to the resale registration statement referred to in Section 2(d) or the related prospectus if (i) such Registration Default has occurred solely as a result of material events with respect to the Company that would need to be described in such registration statement or the related prospectus and, in such case, the Company is proceeding promptly and in good faith to amend or supplement such registration statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Registration Default Payments shall be payable in accordance with Section 2(d) from and including the first day such Registration Default occurs until such Registration Default is cured.

                         SECTION 3. Registration Expenses.

          (a) All expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding underwriting discounts, selling commissions and brokerage fees, which will be paid by the selling Holders) will be paid by the Company, regardless of whether Registrable Securities are sold pursuant to any Registration Statement, including, without limitation:

          (i) all registration, filing and listing fees;

          (ii) fees and expenses of compliance with securities or blue sky laws (including, without limitation, the fees and disbursements of counsel for the underwriters, if any, or selling Holders in connection with blue sky and state securities qualifications of Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter(s), if any, or the Required Holders of the Registrable Securities covered by such Registration Statement may reasonably designate);

          (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with

The Depository Trust Company and of printing prospectuses), word processing, duplicating, messenger, telephone and delivery expenses;

          (iv) fees and disbursements of counsel for the Company and, subject to Section 3(b), counsel for the selling Holders of the Registrable Securities;

          (v) fees and disbursements of all independent certified public accountants of the Company or any other Persons for which financial statements are required or otherwise included in such Registration Statement (including, without limitation, the expenses of any special audit and, in connection with any underwritten offering, “cold comfort” letters required by or incident to such performance);

          (vi) fees and expenses of other Persons (including special experts) retained by the Company; and

          (vii) fees and expenses associated with any NASD filing required to be made in connection with any Registration Statement.

     The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the admission for trading of the securities to be registered in each inter-dealer quotation system on which securities of the same class are then traded, and rating agency fees.

          (b) In connection with each Registration Statement required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Required Holders of the Registrable Securities being sold; the expense of any additional counsel for the Holders shall be paid by the Holders.

          (c) The term “Registration Expenses” shall mean the expenses payable by the Company pursuant to the provisions of this Section 3.

                         SECTION 4. Conditions to Registration.

     Each Holder’s right to have Registrable Securities included in any Registration Statement filed by the Company in accordance with the provisions of Section 2 shall be subject to the following conditions:

          (a) The Holders on whose behalf such Registrable Securities are to be included shall be required to furnish the Company in a timely manner with all information required by the applicable rules and regulations of the SEC concerning the proposed method or methods of disposition of such securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement in accordance with applicable provisions of the Securities Act;

          (b) If any such Holder desires to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then any such Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

          (c) In the case of any registration requested pursuant to the provisions of Section 2, the offering price for any Registrable Securities to be so registered shall be no less than for any securities of the same class then to be registered for sale for the account of the Company or other security holders, unless such Registrable Securities are to be offered from time to time based on the prevailing market price; and

          (d) In the case of any underwritten offering on behalf of the Holders of Registrable Securities, such Holders will enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriters shall reasonably request and as are customary in similar circumstances, provided, however, that no such agreements shall require any Holder to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder’s Registrable Securities and such Holder’s intended method of distribution.

                         SECTION 5. Indemnification.

          (a) Indemnification by the Company. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, the Company will indemnify and hold harmless each seller of such Registrable Securities, its partners, directors, officers, employees and agents, each underwriter, broker and dealer, if any, who participates in the offering or sale of such securities, and each other Person, if any, who controls such seller or any such underwriter, broker or dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being hereinafter sometimes referred to as an “Indemnified Person,” provided, however, that for purposes of clauses (b), (c) and (d) of this Section 5, “Indemnified Person” shall also include the Company, its partners, directors, officers, employees and agents, and each other Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person specifically stating it is for use in preparation thereof or (ii) arises out of the use of any Prospectus by an Indemnified Party after the Company has provided such Indemnified Party with the notice and supplement referred to in Section 2(c)(xi) if such Prospectus is the subject of such notice. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such Registrable Securities by such seller.

          (b) Indemnification by Holders of Registrable Securities. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, each Holder on whose behalf such Registrable Securities shall have been registered will indemnify and hold harmless each and every Indemnified Person against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in preparation thereof, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the liability of each Holder hereunder shall be limited to the proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

          (c) Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Person will, if such Indemnified Person intends to make a claim in respect thereof against the party agreeing to indemnify such Indemnified Person pursuant to paragraph (a) or (b) hereof (each such Person being hereinafter referred to as an “Indemnifying Person”), give written notice to such Indemnifying Person of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any of its obligations pursuant to the provisions of this Section 5 except to the extent that the Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action is brought against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate in, and to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person, the Indemnifying Person shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. No Indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

     Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Indemnifying Person has agreed to pay such fees and expenses or (b) the Indemnifying Person shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying Person and such Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person). The Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not unreasonably be withheld, delayed or conditioned, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Person agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment.

          (d) Contribution. To the extent that the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnified Person under this Section 5 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Person or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with the investigation or defense of any action or claim. The Company and each Holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5. Notwithstanding the provisions of this Section 5(d), no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     In the event of any underwritten offering of Registrable Securities under the Securities Act pursuant to the provisions of Section 2, the Company and each Holder on whose behalf such Registrable Securities shall have been registered agree to enter into an underwriting agreement, in customary form, with the underwriters, which underwriting agreement may contain additional provisions with respect to indemnification and contribution in lieu thereof.

                         SECTION 6. Exchange Act Registration; Rule 144 Reporting.

     The Company covenants and agrees that until such time as the Holders no longer hold any Registrable Securities it will:

          (a) if required by law, maintain an effective registration statement (containing such information and documents as the SEC shall specify) with respect to the Common Stock of the Company under Section 12(g) of the Exchange Act;

          (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, even if the Company subsequently ceases to be subject to the reporting requirements of the Exchange Act;

          (c) file with the SEC in a timely manner all reports and documents required of the Company under the Securities Act and the Exchange Act;

          (d) furnish to any Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (and any similar or successor rules) and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

          (e) take such further action as any Holder of Registrable Securities may from time to time reasonably request to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule

144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

     The Company represents and warrants that such registration statement or any information, document or report filed with the SEC in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the Holders, their partners, officers, directors, employees and agents, each broker, dealer or underwriter (within the meaning of the Securities Act) acting for any Holder in connection with any offering or sale by such Holder of Registrable Securities or any Person controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder and any such broker, dealer or underwriter from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 5.

                         SECTION 7. Limitation on Registration Rights of Others.

     The Company represents and warrants that, except as provided in the 1997 Registration Rights Agreement and the March 2004 Registration Rights Agreement, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company covenants and agrees that after the date hereof, so long as any Holder holds any Warrant Securities, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) any registration rights of securities of the Company upon the demand of any Person (including any shelf registration) without the prior written consent of the Required Holders; or (b) rights of registration in the nature or substantially in the nature of those set forth in Section 2(a) unless such rights are expressly subject and subordinated to the rights of registration of the Holders pursuant to Section 2(a) hereof on terms reasonably satisfactory to the Required Holders.

                         SECTION 8. Mergers, etc.

     In addition to any other restrictions on mergers, consolidations and reorganizations contained in the Purchase Agreement or in the certificate of incorporation, bylaws or agreements of the Company, the Company covenants and agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation and in which the Holders shall not have had the right to receive cash for all their Registrable Securities, unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in a writing satisfactory in form, scope and substance to the Required Holders to assume the obligations of the Company under this Agreement, and for such purpose references hereunder to “Registrable Securities” shall be deemed to include the securities which such Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

     If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or classification, or through merger, consolidation,

reorganization or recapitalization, or by any other means, appropriate adjustments shall be made in the provisions hereof as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

                         SECTION 9. Notices, etc.

     All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Purchasers, the Holders or the Company if addressed or delivered to them: (i) if to the Company or any Purchaser, as set forth in the Purchase Agreement, (ii) if to any other Holder, at its last known address appearing on the books of the Company maintained for such purpose, or in any such case, at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) when received, if deposited in the mail, postage prepaid, (iii) when transmission is verified, if telecopied, and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                         SECTION 10. Entire Agreement.

     The parties hereto agree that this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

                         SECTION 11. Amendments; Waivers and Further Agreements.

     This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought; provided, however, that any waiver sought from the Holders of any provision of this Agreement which affects the Holders generally, and any action required to be taken by the Holders as a group pursuant to this Agreement, shall be given or taken by the Required Holders, and any such waiver or action so given or taken shall be binding on all Holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Agreement.

                         SECTION 12. Assignment; Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, any Holders from time to time of the Registrable Securities. Anything in this Agreement to the contrary notwithstanding, the term “Holders” as used in this Agreement shall be deemed to include the registered Holders from time to time of the Warrant Securities. Nothing herein shall be construed as requiring the Holders of Warrants to exercise their warrants for, or convert their Warrants into, shares of Common Stock prior to exercising the rights conferred upon such Holders under this Agreement.

                         SECTION 13. Severability.

     If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because any provision conflicts with any constitution, statute, rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                         SECTION 14. Counterparts.

     This Agreement may be executed in two or more counterparts (each of which need not be executed by each of the parties), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

                         SECTION 15. Gender; Usage.

     Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                         SECTION 16. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                         SECTION 17. Survival.

     The indemnification and contribution provisions of Section 5 shall survive, notwithstanding the fact that any Warrant Shares shall cease to be Registrable Securities.

                         SECTION 18. Expenses.

     Supplementing the provisions of Section 5, the Company shall be obligated to pay to the Holders, on demand, all costs and expenses (including, without limitation, court costs and attorneys’ fees and expenses and interest to the extent permitted by applicable law on overdue amounts) paid or incurred in collecting any sums due from, or enforcing any other obligations of, the Company.

                         SECTION 19. Specific Performance.

     The Company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HORIZON OFFSHORE, INC.

By:

Name:

Title:

PURCHASERS:

[to be determined upon redemption]